Exhibit 10.7

111037

DATED 17th September 2001

TRINITY COLLEGE (CSP) LIMITED (1)

and

CAMBRIDGE SILICON RADIO LIMITED (2)

UNDERLEASE

of Unit 400 Phase VI Cambridge

Science Park Milton Road Cambridge

Term	:	15 years (plus broken quarter)
Initial Rent	:	£525,000 per annum
Rent Review Dates	:	29th September 2006 and 2011
Expiry Date	:	28th September 2016

Mills & Reeve

Cambridge

Contents

1	Definitions and Interpretation		1

2	The demise habendum and reddendum		3

3	Tenant’s covenants		4

4	Landlord’s covenants		4

5	Proviso agreement and declaration		4
	5.1	Forfeiture	4
	5.2	Notices	5
	5.3	Rent abatement	5
	5.4	Part II Landlord and Tenant Act 1954	6
	5.5	Warranties	6
	5.6	Landlord’s powers to deal with the Landlord’s Neighbouring Premises	6
	5.7	Arbitration	6
	5.8	Barrier control system	6
	5.9	Landlord’s obligations	7
	5.10	Value added tax	7
	5.11	Reference to Rights	7
	5.12	References to Consents	7
	5.13	References to Payments	7
	5.14	Reference to Indemnities	7
	5.15	References to Rights of Entry	7
	5.16	Third Party Rights	7

Schedule 1			8
	The property included in this demise		8

Schedule 2			9
	Exceptions and reservations in favour of the Landlord		9

1	Headlease Reservations		9

2	Right to light and air		9

3	Right to enter to cultivate		9

4	Right to restrict access		9

Schedule 3			10
	The rents payable by the Tenant		10

Part 1—Rents payable quarterly		10

1	Definitions	10

2	The rent review	11

3	Memorandum of agreement as to rent	11

4	Where assessment of rent delayed	11

5	Intermediate rent periods	11

Part 2—Rents payable upon demand		11

1	Insurance Rent	11

2	Rent for common parts	12

3	Service rent	12

4	Interest on arrears	12

5	Insurance excess	12

Schedule 4		13
	Tenant’s covenants	13

1	To pay rent	13

2	To pay outgoings	13

3	To repair and decorate	13

4	Not to make alterations	14

5	To permit entry	14

6	To repair on notice	15

7	To pay Landlord’s costs	15

8	As to use and safety	15

9	Not to use for unlawful or illegal purposes or cause nuisance	16

10	Not to reside	17

11	As to user	17

12	To keep open and security	17

13	Displays and advertisements	17

14	To keep clean	17

15	To comply with Legal Obligations and give notice	17

16	To comply with the Planning Acts	18

17	Insurance	18

18	To indemnify	19

19	Dealings with the Premises	19

20	To give notice of assignments, devolutions etc.	21

21	As to loss or acquisition of easements	21

22	To produce plans/documents	22

23	Not to interfere with reserved rights	22

24	To permit entry for reletting etc.	22

25	To yield up	22

26	New surety	22

27	As to value added tax	22

28	As to maintenance contracts	23

29	Statutory acquisitions	23

30	Fire fighting appliances	23

31	To carry out the Tenant’s New Works	24

32	Existing Encumbrances	24

33	Not to obstruct	24

34	To comply with regulations	24

35	To comply with Planning Agreement and planning permissions	24

36	To pay cost of damage	25

37	Observe Headlease and Indemnify	25

38	Permit access to the Landlord	25

39	Permit access to the Superior Landlord	25

40	To permit access to the Company	25

41	Costs	25

Schedule 5		26
	Landlord’s covenants	26

1	As to quiet enjoyment	26

2	To insure and reinstate	26

3	To pay rent	26

4	To enforce covenants	26

5	Superior Landlord’s consent	26

Schedule 6		28
	The Tenant’s New Works	28

1	Internal Tenant Components	28

2	Internal Doors	28

3	Fittings	28

Schedule 7		29
	Surety’s covenants and agreements	29

1	Covenants by Surety	29

2	Agreements by Surety	29

Schedule 8		31
	Guarantee Agreement	31

1	Definitions and interpretation	31

[Graphics Omitted]

[Graphics Omitted]

THIS UNDERLEASE is made on 17th September 2001 BETWEEN:

(1)	(“the Landlord”) TRINITY COLLEGE (CSP) LIMITED (company number 03393539) whose registered office is at 112 Hills Road Cambridge CB2 1PH

(2)	(“the Tenant”) CAMBRIDGE SILICON RADIO LIMITED company number 036665875 whose registered office is at Unit 300 Cambridge Science Park Milton Road Cambridge Cambridgeshire CB4 0XL

NOW THIS LEASE WITNESSETH as follows:

1	Definitions and Interpretation

1.1	In this Lease unless the context otherwise requires:

In this Lease unless the context otherwise requires:

“Authority” means any statutory public local or other authority or any court of law or any government department or agency or other competent body or any of them or any of their duly authorised officers

“Basic Rent” means £525,000 per annum (subject to increase as provided in part 1 of schedule 3)

“Company” means Trinity College (CSP) Limited (but acting in its capacity of manager of the Estate) or any successor company responsible for the management of the Estate

“Connected Person” means any person, firm or company which is connected with the Tenant for the purposes of section 839 Income and Corporation Taxes Act 1988

“Consent” means an approval permission authority licence or other relevant form of approval given by the Landlord in writing

“Enactments” shall include all present and future acts of Parliament (including but not limited to the Public Health Acts 1875 to 1961 the Factories Act 1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Defective Premises Act 1972 the Health and Safety at Work etc. Act 1974 the Environmental Protection Act 1990 and the Planning Acts) and all notices directions orders regulations bye-laws rules and conditions under or in pursuance of or deriving effect therefrom and any reference herein to a specific enactment or enactments (whether by reference to its or their short title or otherwise) shall include a reference to any enactment amending or replacing the same and any future legislation of a like nature

“Environmental Damage” means any damage to human health or the environment which constitutes a breach of any Legal Obligation or gives rise to a civil claim for damages

“Estate” shall mean Cambridge Science Park shown edged red and blue on Plan 2 situate adjoining Milton Road partly in the City of Cambridge and partly in the County of Cambridgeshire together with any such further neighbouring area in respect of which the Landlord or its lessees may from time to time or at any time during the Period of Limitation receive planning permission to develop for uses similar or ancillary to the use of the said area edged blue and which the Landlord during the Period of Limitation elects to include in Cambridge Science Park

“Existing Encumbrances” means the Headlease and the documents referred to in part 2 of schedule 2 of the Headlease

“Group Company” means my company of which the Tenant is a Subsidiary or which has the same Holding Company as the Tenant where Subsidiary and Holding Company have the meanings given to them by section 736 Companies Act 1985

“Hazardous Material” means any substance which is inflammable explosive dangerous or otherwise known or reasonably believed to be harmful to human health or the environment and for that reason subject to statutory controls on production use storage or disposal

“Headlease” means a Headlease of the Premises dated 10th November 2000 and made between the Superior Landlord (1) the Guarantor (2) and the Landlord (3) under which the Landlord holds the Premises for a term from 10 th November 2000 to 25th December 2000 and thereafter for 150 years

“Insured Risks” means at any particular time the risks of loss or damage by fire aircraft and other aerial devices or articles dropped therefrom and the risk of any other kind of loss or damage which the Landlord may from time to time in their absolute discretion deem it desirable to insure against and against which they shall at that particular time have a policy of insurance in effect subject to such exclusions and limitations as the insurers may impose and subject in every case to the availability of insurance cover against the risk and subject to the conditions on which and to the extent that insurance cover against each risk is generally available in relation to property such as the Premises

“Interest” shall mean interest at the yearly rate of four per cent above the base rate published from time to time by Barclays Bank PLC or (in the event of base rate or Barclays Bank PLC ceasing to exist) such other equivalent rate of interest as the Landlord may from time to time in writing specify

“Landlord” shall include any party for the time being entitled to the reversion immediately expectant upon the end of the Term and shall (where the context so admits) include the Superior Landlord

“Landlord’s Neighbouring Premises” means any land or buildings now or hereafter during the Period of Limitation erected adjoining or neighbouring the Premises (whether beside under or over) which belong to the Landlord now or hereafter during the Period of Limitation

“Legal Obligation” means my obligation from time to time created by any Enactment or Authority which relates to the Premises or their use

“Period of Limitation” means the period of eighty years commencing on the dale hereof or such longer period as the law may permit (which period is hereby specified as the perpetuity period applicable to this Lease under the rule against perpetuities)

“Phase VI” means that part of the Estate shown edged blue on the Plan

“Plan 1” shall mean the plan numbered 1 annexed hereto

“Plan 2” shall mean the plan numbered 2 annexed hereto

“Planning Acts” means the Town and Country Planning Acts 1948 to 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Local Government Planning and Land Act 1980 and all notices directions orders regulations byelaws rules and conditions under or in pursuance of or deriving effect therefrom from time to time and any reference herein to these or any other Act or Acts shall include a reference to any statutory modification or re-enactment thereof for the time being in force and any future legislation of a like nature

“Planning Agreement” shall mean an agreement dated 6th August 1991 made pursuant to section 106 of the Town and Country Planning Act 1990 between South Cambridgeshire District Council (1) and the Superior Landlord (2) as amended by a supplemental agreement dated 14th September 1995 and made between the same parties

“Premises” means

(a)	the property hereby demised as described in schedule 1 including all Service Channels in on or under such property and fixtures and fittings (other than trade or tenant’s fixtures and fittings) therein and

(b)	the Rights

together with all additions alterations and improvements to such property and rights

“Remainder of the Estate” means that part of the Estate shown edged red on Plan 2

“Rights” means the rights described in part 2 of schedule 1 of the Headlease

“Service Channels” means all such flues sewers drains ditches pipes wires watercourses cables channels gutters ducts and other conductors of services and plumbing and ventilating equipment and motors appurtenant thereto as are now existing or which may be constructed or laid during the Term and within the Period of Limitation as herein defined

“Superior Landlord” shall include the party for the time being entitled to the reversion immediately expectant upon the expiration or sooner determination of the Headlease

“Surety” means a person who has entered into a guarantee of the Tenant’s covenants contained in this Lease (whether by separate deed pursuant to the provisions of this Lease or otherwise) and shall include the Surety’s successors whether by substitution or otherwise including personal representatives

“Surveyor” means the Surveyors Consulting Engineers and Agents for the time being of the Landlord

“Tenant” shall include the person in whom the Term is presently vested.

“Tenant’s New Works” shall mean the works described in schedule 6

“Term” means the total period of demise hereby granted and (other than in the case of the references to the term in the definition of “Relevant Date” and in the habendum of this Lease) includes any period of holding over or any extension or continuance of the contractual term by Enactment or otherwise

1.2	Words importing the masculine gender only include the feminine gender and vice versa and include any body of persons corporate or unincorporate words importing the singular number only include the plural number and vice versa and the word “person” shall include any body of persons corporate or unincorporate and all covenants by any party hereto shall be deemed to be joint and several covenants where that party is more than one person and any covenant by the Tenant not to do or not to do or omit to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done or omitted

1.3	(a)

References to numbered clauses and schedules are references to the relevant clause or schedule to this Lease and references to numbered paragraphs are references to the numbered paragraphs of that schedule or the part of the schedule in which they appear

(b)	The clause paragraph and schedule headings do not form part of this lease and are not to be taken into account when construing it

1.4	This instrument

(a)	is executed as a deed and by its execution the parties authorise their solicitors to deliver it for them when it is dated

(b)	was delivered when it was dated

(c)	is entered into pursuant to an agreement for lease

1.5	This Lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995

2	The demise habendum and reddendum

2.1

In consideration of the several rents and covenants on the part of the Tenant herein reserved and contained the Landlord HEREBY DEMISES unto the Tenant ALL THOSE premises more particularly described in schedule 1 TOGETHER WITH (in common with the Landlord their lessees and assigns and all other persons from time to time having the like rights) the Rights EXCEPT AND RESERVING UNTO THE LANDLORD and its successors in title assigns and lessees and all persons from time to time authorised by it the interests rights reservations and exceptions more particularly set out in part 1 of schedule 2 TO HOLD the Premises unto the Tenant SUBJECT to the Existing Encumbrances and to any or all easements and other rights (if any) now subsisting over or which may affect the same from 31st August 2001 to

29th September 2001 and thereafter for the term of fifteen years but determinable nevertheless as hereinafter provided YIELDING AND PAYING THEREFOR unto the Landlord during the Term by way of rent

(a)	(i)	for the period from 31st August 2001 to 11th October 2001 the rent of one peppercorn (if demanded) and thereafter

(ii)

yearly and proportionately for any fraction of a year the Basic Rent the first such payment or a proportionate part thereof in respect of the period from 12th October 2001 to 25th December 2001 to be made on 12th October 2001 and thereafter such rents to be paid by equal quarterly installments in advance on the four usual quarter days in every year

(b)	on demand the rents specified in part 2 of schedule 3

(c)	any other sums which may become due from the Tenant to the Landlord under the provisions of this Lease all such payments to be made without any deduction

3	Tenant’s covenants

3.1	The Tenant HEREBY COVENANTS with the Landlord to observe and perform all the covenants and provisions on the Tenant’s part set out in schedule 4

4	Landlord’s covenants

4.1	The Landlord HEREBY COVENANTS with the Tenant whilst the reversion to this Lease is vested in the Landlord to observe and perform all the covenants and provisions on the Landlord’s part set out in schedule 5 but not so as to impose any personal liability upon the Landlord except for the Landlord’s own acts and defaults

5	Proviso agreement and declaration

5.1	Forfeiture

Without prejudice to any other rights of the Landlord if:

(a)	the whole or part of the rent remains unpaid twenty one days after becoming due (whether demanded or not) or

(b)	any of the Tenant’s covenants in this Lease are not performed or observed or

(c)	the Tenant or any guarantor or surety of the Tenant’s obligations under this Lease

(i)	proposes or enters into any composition or arrangement with its creditors generally or any class of its creditors or

(ii)	is the subject of my judgment or order made against it which is not complied with within seven days or is the subject of any execution distress sequestration or other process levied upon or enforced against any part of its undertaking property assets or revenue or

(iii)	being a company:

(A)	is the subject of a petition presented or an order made or a resolution passed or analogous proceedings taken for appointing an administrator of or winding up such company (save for the purpose of and followed within four months by an amalgamation or reconstruction which does not involve or arise out of insolvency or give rise to a reduction in capital and which is on terms previously approved by the Landlord) or

(B)	an encumbrancer takes possession or exercises or attempts to exercise any power of sale or a receiver or administrative receiver is appointed of the whole or any part of the undertaking property assets or revenues of such company or

(C)	stops payment or agrees to declare a moratorium or becomes or is deemed to be insolvent or unable to pay its debts within the meaning of section 123 Insolvency Act 1986

(iv)	being an individual:

(A)	is the subject of a bankruptcy petition or bankruptcy order or

(B)	is the subject of an application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986 or

(C)	is unable to pay or has no reasonable prospect of being able to pay his debts within the meaning of sections 267 and 268 Insolvency Act 1986

(d)	any event occurs or proceedings are taken with respect to the Tenant or any guarantor of the Tenant’s obligations under this Lease in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in clause 5.1(c)

then and in any of such cases the Landlord may at any time (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises whereupon this Lease shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any previous breach by the Tenant of this Lease

5.2	Notices

Any notice under this Lease shall be in writing and any notice

(a)	to the Tenant or the Surety shall be deemed to be sufficiently served if

(i)	left addressed to the Tenant or the Surety on the Premises or

(ii)	sent to the Tenant or the Surety by post at the last known address or (if a Company) registered office of the Tenant or the Surety and

(b)	to the Landlord shall be deemed to be sufficiently served if

(i)	sent to the Landlord by post at the last known address or (if a Company) registered office of the Landlord

(ii)	whilst the reversion immediately expectant on the determination of the Term is vested in the original Landlord (as named herein) addressed to the Landlord’s Senior Bursar and delivered to him personally or sent to him by post

5.3	Rent abatement

If the Premises or the access thereto are destroyed or rendered wholly or partly unfit for use by any of the Insured Risks then (provided the destruction or damage is not caused by the act or default of the Tenant or any person on the Premises with the Tenant’s express or implied authority or any predecessor in title of any of them so that the insurance policy effected in respect of the Premises is vitiated or payment of any part of the policy money is withheld) a fair proportion of the Basic Rent according to the extent of the damage sustained shall cease to be payable for the shorter of a period of three years or the period during which the Premises or the access thereto remain unfit for use and any dispute with reference to this proviso shall be referred to arbitration in accordance with the Arbitration Acts 1950 and 1979

5.4	Part II Landlord and Tenant Act 1954

If this Lease is within Part II of the Landlord and Tenant Act 1954 then subject to the provisions of subsection (2) of section 38 of that Act neither the Tenant nor any assignee [or undertenant] of the Term or of the Premises shall be entitled on quitting the Premises to any compensation under section 37 of that Act

5.5	Warranties

The Tenant hereby acknowledges and admits that the Landlord has not given or made any representation or warranty that the use of the Premises herein authorised is or will remain a permitted use under the Planning Acts

5.6	Landlord’s powers to deal with the Landlord’s Neighbouring Premises

Notwithstanding anything herein contained the Landlord and all persons authorised by the Landlord shall have power without obtaining any consent from or making any compensation to the Tenant to deal as the Landlord may think fit with the Landlord’s Neighbouring Premises and to erect thereon or on any part thereof any building whatsoever and to make any repairs alterations or additions and carry out any demolition or rebuilding whatsoever (whether or not affecting the light or air to the Premises) which the Landlord may think fit or desire to do PROVIDED THAT in the exercise of such power the Landlord will not so far as the Landlord is able substantially restrict access to and from the Premises to employees and potential customers of the Tenant during normal business hours

5.7	Arbitration

(Unless the Lease otherwise provides) if any dispute or difference shall arise between the parties hereto touching these presents or the rights or obligations of the parties hereunder such dispute or difference shall in the event of this Lease expressly so providing and otherwise may by agreement between the parties be referred to a single arbitrator to be agreed upon by the parties hereto or in default of agreement to be nominated by the President or Vice President for the time being of the Royal Institution of Chartered Surveyors on the application of any party in accordance with and subject to the provisions of the Arbitration Act 1996

5.8	Barrier control system

(a)	In addition to (and not in substitution for) the provisions of the Section 106 Agreement referred to in paragraph 4 of schedule 2 of the Lease the barrier control system intended to restrict vehicular access between Phase VI and the Remainder of the Estate has been installed with the objective of

(i)	ensuring that the roads on Phase VI and on the Remainder of the Estate are not commonly used by vehicles unassociated with occupiers and prospective occupiers of Phase VI and/or the Remainder of the Estate and

(ii)	enabling the number of vehicles passing from the Remainder of the Estate through Phase VI to King’s Hedges Road to be restricted so that no imported traffic problems are experienced within Phase VI (meaning the queuing of stationery vehicles on any part of the roads on Phase VI caused by a greater number of vehicles seeking to exit Phase VI towards King’s Hedges Road than that reasonably estimated to be generated by the buildings for the time being constructed on Phase VI)

(b)

Without prejudice to the generality of 5.8(a) above the Landlord (in its capacity as Manager of the Estate) has entered into a commitment with the Superior Landlord that the said barrier control system will be operated by the Landlord so as to achieve the objective set out in clause 5.8(a) above and until Phase VI has been fully developed (as certified by the Superior Landlord’s agents) the

Landlord will at the request of the Superior Landlord operate (or procure the operation of) the barrier control so as to ensure that in any 24 hour period (calculated from midnight on any day) the number of vehicles passing from the Remainder of the Estate to Phase VI is no greater than the number passing in the opposite direction (from Phase VI to the Remainder of the Estate)

5.9	Landlord’s obligations

Nothing herein contained shall render the Landlord liable (whether by implication of law or otherwise howsoever) to do any act or thing which the Landlord has not expressly covenanted to carry out provide or do in schedule 5

5.10	Value added tax

Any consideration on supplies made by the Landlord under this Lease is exclusive of value added tax (or any substituted tax)

5.11	Reference to Rights

Any reference to my right or easement exercisable by the Landlord should be deemed to include the exercise of such right or easement by the Superior Landlord and (to the extent that they pertain to the management of the Estate) the Company or any mortgagee of the Landlord or of the Superior Landlord or of the Company

5.12	References to Consents

In every case where there is an obligation on the part of the Tenant to obtain consent or approval from the Landlord there should be deemed to be included an obligation to obtain consent and approval from the Superior Landlord and from any mortgagee of the Landlord and of the Superior Landlord and the Landlord should be entitled to withhold the giving of its consent or approval until the consent or approval of the Superior Landlord and any such mortgagee has first been granted

5.13	References to Payments

In every case where there is a provision for a payment to the Landlord by the Tenant of any expenses incurred by the Landlord then in the event of any expenses being incurred by the Superior Landlord there should be deemed to be included a similar covenant by the Tenant to repay any expenses incurred by the Superior Landlord

5.14	Reference to Indemnities

Any indemnities in favour of the Landlord should be deemed to incorporate indemnities in favour of the Superior Landlord

5.15	References to Rights of Entry

All rights of entry exercisable by the Landlord or the Superior Landlord or (to the extent that they pertain to the management of the Estate) the Company or any mortgagee or persons authorised by the Landlord or the Superior Landlord or the Company shall extend to and include their respective surveyors servants contractors agents licensees and work people with or without plant appliances and materials

5.16	Third Party Rights

The Contracts (Rights of Third Parties) Act 1999 is excluded from applying to this Lease and nothing herein confers or purports to confer on any third party any benefit or any right to enforce any term of this Lease

Schedule 1

The property included in this demise

ALL THAT piece or parcel of land forming part of Phase VI Cambridge Science Park as the same is more particularly delineated on Plan 1 and thereon edged red together with the buildings standing thereon or on some part thereof

Schedule 2

Exceptions and reservations in favour of the Landlord

1	Headlease Reservations

1.1	Like rights to those set out in part 1 of schedule of the Head lease

2	Right to light and air

2.1	The Tenant shall not be entitled to any right of access of light or air to the Premises which would restrict or interfere with the user of the Estate or any of the Landlord’s Neighbouring Premises for building or otherwise howsoever

3	Right to enter to cultivate

3.1	A right of access at all times together with the Company’s surveyor the Landlord’s and the Company’s employees servants workmen and all persons authorised by the Landlord to all such parts of the Premises as shall from time to time be unbuilt upon for the purpose of cultivating planting maintaining and landscaping the same in such manner as shall in the absolute discretion of the Landlord from time to time seem appropriate

4	Right to restrict access

4.1

A right to restrict vehicular access between Phase VI Cambridge Science Park and the remainder of the Estate for the purpose of complying with the provisions of an agreement under Section 106 of the Town and Country Planning Act 1990 dated 17th October 2000 and made between The Master Fellows and Scholars of Trinity College Cambridge (1) Aula Limited (2) and Cambridgeshire County Council (3) [text missing from original]

Schedule 3

The rents payable by the Tenant

Part 1—Rents payable quarterly

1	Definitions

1.1	In this part of this schedule the following words shall have the following meanings

(a)	the “Relevant Date” shall mean 29th September 2006 and every fifth anniversary of that date

(b)	“the Full Open Market Yearly Rent” shall mean the best yearly rent for which the whole of the Premises might reasonably be expected to let (or if a part or parts of the Premises are underlet then the total of the test yearly rents for which each underlet part and the remainder of the Premises (if any) might reasonably be expected to let separately) in the open market by a willing landlord to a willing tenant (or willing tenants as the case may be) (after the expiry of any rent free period or period of concessionary rent which may then be usual on the grant of a new lease) on the assumption (if not fact) that

(i)	the Premises are fully repaired maintained and decorated in accordance with the provisions of this Lease and are vacant and fit for immediate occupation and use (and all Legal Obligations are complied with and all requisite consents and permissions for the use of the Premises have been obtained) and that no work has been carried out thereon which would diminish the rental value of the Premises and that in case the Premises had been damaged or destroyed they had been fully restored in accordance with the terms hereof and

(ii)	the Premises do not include the Tenant’s New Works and

(iii)	the lease of the Premises shall be for a term of ten years certain without payment of a fine or premium or any other form of inducement being offered or received and upon the same terms provisions agreements and declarations (other than as to the amount of rent and any rent free period hereunder but including like provisions for the review of rent to those herein contained) and covenants on the part of the Landlord and the Tenant (other than as to the carrying out by the Tenant of the Tenant’s New Works) as those herein contained

(iv)	the willing tenant has received whatever rental concessions or other inducements which may at the time be usual on the grant of a new lease with vacant possession there being disregarded

(A)	any effect on rent of the fact that the Tenant or any undertenant or their respective predecessors in title have been in occupation of the Premises and

(B)	any goodwill attached to the Premises by reason of trade or business carried on therein by the Tenant or any undertenant or their respective predecessors in title and

(C)	any effect on rent of any improvement to the Premises (including the Tenant’s New Works) (being an improvement effected or completed within a period of twenty one years immediately preceding the Relevant Date on which the rent is being reviewed) carried out by the Tenant or any undertenant or their respective predecessors in title in that capacity with the prior consent in writing of the Landlord other than an improvement effected at the expense of the Landlord or in pursuance of an obligation to the Landlord whether under this Lease or otherwise AND PROVIDED THAT the Landlord or their predecessors in title have not had or been entitled to vacant possession of the Premises since the improvement was carried out and

(D)	as far as may be permitted by law all restrictions whatsoever relating to rent contained in any Enactments (whether relating to the method of determination of rent or otherwise)

2	The rent review

2.1	At each Relevant Date the rent shall be reviewed in accordance with the provisions of this part of this schedule and from and after each Relevant Date the Tenant shall pay to the Landlord by way of rent in respect of the Premises whichever is the greater of

(a)	the maximum yearly rent payable hereunder immediately prior to that Relevant Date and

(b)	the Full Open Market Yearly Rent for the Premises at that Relevant Date such Full Open Market Yearly Rent to be determined (in default of agreement between the Landlord and the Tenant) by arbitration in accordance with clause 5.7 of this Lease on the application of the Landlord or the Tenant made at any time before or after that Relevant Date but so that (for the avoidance of doubt) any delay in the implementation of a review of rent hereunder until after a Relevant Date shall not prejudice the review of rent with effect from that Relevant Date

3	Memorandum of agreement as to rent

3.1	As soon as practicable after the agreement or determination of the amount of the Full Open Market Yearly Rent a memorandum recording the same shall be endorsed on or otherwise annexed to the Original and Counterpart of this Lease

4	Where assessment of rent delayed

4.1	Should the rent to be agreed or determined in accordance with paragraph 2 (herein in this paragraph 4.1 called “the New Rent”) not have been agreed or determined as aforesaid by any Relevant Date then the Tenant shall on and after that day pay rent at the rate equal to the rent payable immediately before that Relevant Date (herein in this paragraph 4.1 called “the Old Rent”) and so soon as the New Rent shall have been agreed or determined as aforesaid the Tenant shall forthwith pay to the Landlord by way of additional rent the difference between the New Rent and the Old Rent for each quarter for which the New Rent should have been paid together with interest thereon at a rate four per cent below the rate of Interest from the date upon which the same became payable until the date of payment

5	Intermediate rent periods

5.1	If at any Relevant Date the Landlord shall be obliged legally or otherwise to comply with any Enactments dealing with the control of rent and which shall restrict or modify the Landlord’s right to review the Old Rent or to receive the New Rent (which expressions are defined in paragraph 4.1) in accordance with the terms hereof then the Landlord shall as often as such enactment is removed relaxed or modified be entitled to give not less than one month’s notice in writing (herein called “an Intermediate Rent Notice”) to the Tenant expiring not earlier than the date of each such removal relaxation or modification to introduce an intermediate review of rent additional to the reviews of rent specified in this part of this schedule and the expiry of the Intermediate Rent Review Notice shall be deemed to be the Relevant Date for the purpose of paragraphs 2 3 and 4 PROVIDED THAT nothing herein contained shall vary or modify any subsequent Relevant Date as defined in paragraph 1.1(a) of this part of this schedule

Part 2—Rents payable upon demand

1	Insurance Rent

1.1	A sum or sums of money equal to the amount or amounts which the Landlord shall from time to time be liable to pay in or in respect of effecting or maintaining the insurance of the Premises in accordance with the Landlord’s covenant contained in paragraph 2 of schedule 5 and all professional fees which the Landlord may from time to time incur in connection with the valuation of the Premises for insurance purposes

2	Rent for common parts

2.1	A proper proportion attributable to the Premises of the cost and expense of making repairing maintaining renewing rebuilding cleansing and operating all ways roads pavements Service Channels yards bicycle stores vehicle parks and gardens fences party walls and structures and any installations equipment fittings fixtures easements appurtenances or conveniences which are not the subject matter of the Service Charge referred to in paragraph 3 below but which none the less belong to or are used by the Premises in common with the other buildings on the Estate and the Landlord’s Neighbouring Premises and with any other premises adjoining or neighbouring the Premises (or any of them) including architect’s and surveyor’s fees properly incurred in connection with such works (such proper proportion to be certified by the Surveyor whose certificate shall be final and binding on the Tenant)

3	Service rent

3.1	A service rent equivalent to the Service Charge due and payable by the Landlord under the Headlease or which would be due and payable if the Headlease still subsisted upon the terms originally specified in the Headlease

4	Interest on arrears

4.1	Interest on any monies payable by the Tenant to the Landlord under any covenant or provision of this Lease which remain unpaid for seven days shall be payable by the Tenant such Interest to be calculated from the date when such monies were due until the date when such monies are received by the Landlord PROVIDED THAT the provisions of this paragraph 4.1 shall not prejudice any rights or remedies of the Landlord in respect of any breach of any of the covenants on the part of the Tenant herein contained

5	Insurance excess

5.1	If a claim arising under any policy of insurance effected by the Landlord upon the Premises shall be subject to any insurance excess the Tenant shall reimburse or otherwise indemnify the Landlord against the amount of such excess

Schedule 4

Tenant’s covenants

1	To pay rent

1.1	To pay to the Landlord the rents hereby reserved (including but not limited to the rent as reviewed from time to time in accordance with part 1 of schedule 3) at the times and in the manner herein appointed for payment thereof without any deduction set off or (except as provided by clause 5.3 of this Lease) abatement whatsoever and to pay those rents reserved in part 1 of schedule 3 by standing order to the bankers of the Landlord or as it shall direct

2	To pay outgoings

2.1	To pay and discharge all rates taxes duties assessments charges impositions and outgoings whatsoever (whether parliamentary local public utility or of any other description and whether or not of a recurrent nature) now or at any time during the Term taxed assessed charged imposed upon or payable in respect of the Premises or any part thereof or by the Landlord or Tenant or owner or occupier in respect thereof

3	To repair and decorate

3.1	Well and substantially to cleanse maintain repair renew rebuild and remedy all defects in the Premises and every part thereof (including all additions thereto and all fixtures fittings plant and machinery therein and improvements thereto and the Service Channels forming part of the Premises and the boundary structures (if any) of the Premises) and the drains connecting the Premises to and as far as the common drain

3.2	As and when required by the Landlord to clean (and repoint where appropriate) all external surfaces of the buildings from time to time comprised in the Premises

3.3	Without prejudice to the generality of paragraphs 3.1 and 3.2 to paint (or otherwise decorate) with two coats at least of best paint (or other suitable materials) all such parts of the Premises as have been usually painted (or otherwise decorated) such painting (or other decoration) to be

(a)	as to the outside in every third year of the Term and with such colours as have been approved by the Surveyor (acting reasonably) and

(b)	as to the inside in every fifth year of the Term and

(c)	as to both the outside and the inside in the last year of the Term (however determined)

and otherwise as the Landlord may reasonably so require

3.4	Not to remove or damage any of the Landlord’s fixtures and fittings in the Premises and to replace with similar articles of at least equal quality such fixtures and fittings as may be lost or worn out or become unfit for use

PROVIDED THAT all work referred to in this paragraph 3 shall be done in a good and workmanlike manner and to the reasonable satisfaction of the Surveyor AND PROVIDED FURTHER THAT the liability of the Tenant under this paragraph shall not extend to damage caused by any of the Insured Risks unless the insurance shall have been vitiated or insurance monies rendered irrecoverable in whole or in part by any act omission neglect or default of the Tenant any undertenant or their respective employees servants agents independent contractors customers visitors licensees invitees or any other person under the Tenant’s or the undertenant’s control

3.5	The Tenant shall give written notice to the Landlord immediately on becoming aware of:

(a)	any damage to or destruction of the Premises or

(b)	any defect or want of repair in the Premises (including without limitation any relevant defect within the meaning of section 4 Defective Premises Act 1972) which the Landlord is liable to repair under this Lease or which the Landlord is or may be liable to repair under common law or by virtue of any Enactment

4	Not to make alterations

4.1	Not to make any alteration or addition to the Premises which would reduce or otherwise adversely affect the value of the Landlord’s reversionary interest in the Premises or the prospects of re-letting or the letting or re-letting value thereof (as to which the decision of the Surveyor shall be conclusive)

4.2	Without prejudice to the prohibition in paragraph 4.1 not to demolish the existing buildings comprising the Premises or construct new buildings or make any alteration addition or improvement to the Premises whether structural or otherwise except as expressly permitted under paragraph 4.3

4.3	The Tenant may carry out alterations additions or improvements to the Premises which do not affect any part of the exterior or structure of the Premises where:

(a)	the Tenant has submitted to the Landlord detailed plans and specifications showing the works and

(b)	the Tenant has given to the Landlord such covenants relating to the carrying out of the works as the Landlord may reasonably require (including (but not limited to) reinstatement of the Premises at the expiration or sooner determination of the Term)

(c)	the Tenant has if reasonably so required by the Landlord provided the Landlord with suitable security which will allow the Landlord to carry out and complete the works if the Tenant fails to do so and

(d)	the Tenant has obtained Consent to the works (which shall not be unreasonably withheld)

PROVIDED THAT the Tenant shall indemnify the Landlord against any liability for any tax assessed upon the Landlord by reason of any such alteration erection or addition to the Premises carried out by or on behalf of the Tenant

4.4	Without prejudice to any other rights of the Landlord immediately upon the Landlord by notice in writing to that effect requiring them so to do to remove all additional buildings erections works alterations or additions whatsoever to the Premises for which Consent has not first been obtained pursuant to the provisions of paragraph 4.3 (herein called “the Unauthorised Works”) and make good and restore the Premises to the state and condition thereof before the Unauthorised Works were carried out and if the Tenant shall neglect to do so for four days after such notice then it shall be lawful for the Surveyor the Landlord and the Landlord’s servants contractors agents and workmen to enter upon the Premises and to remove the Unauthorised Works and to make good and restore the same to the state and condition existing before the carrying out of the Unauthorised Works and all expenses of so doing shall be repaid to the Landlord by the Tenant within seven days of a written demand in that behalf

5	To permit entry

5.1	To permit the Landlord the Surveyor and their respective workmen and persons duly authorised by them respectively on reasonable notice (except in emergency) at reasonable hours to enter the Premises for the purposes of

(a)	viewing the same

(b)	taking Inventories of the fixtures fittings appliances and equipment to be yielded up at the expiration or sooner determination of the Term

(c)	inspecting for defects in and recording the condition of the Premises or any other breaches of covenant on the part of the Tenant

(d)	inspecting cleansing maintaining repairing altering renewing or adding to the Estate or any buildings thereon or the Landlord’s Neighbouring Premises or any other premises adjoining the Premises or any Service Channels not comprised within the Premises

(e)	complying with the Landlord’s obligations under this Lease or with any other Legal Obligation of the Landlord or pursuant to any reservation contained in this Lease or any other reasonable purpose connected with the management of the Premises the Estate or the Landlord’s Neighbouring Premises or the Landlord’s interest therein PROVIDED THAT the Landlord shall make good all damage to the Premises caused by such entry without the payment of compensation to the Tenant

6	To repair on notice

6.1	To make good to the reasonable satisfaction of the Surveyor within two months or sooner if requisite (or immediately in case of emergency) any defect in the repair or decoration of the Premises for which the Tenant is liable hereunder or any other want of compliance with any of the obligations on the part of the Tenant under this Lease of which the Landlord or the Surveyor has given notice in writing to the Tenant or left notice in writing at the Premises

6.2	If the Tenant shall not comply with paragraph 6.1 the Tenant shall permit the Landlord the Surveyor and their respective workmen (without prejudice to any other remedy of the Landlord) to enter the Premises and make good such defect breach or want of compliance as aforesaid without the payment of any compensation to the Tenant and all expenses of so doing (including legal costs and Surveyor’s fees) shall be paid by the Tenant to the Landlord on demand and shall be recoverable as rent in arrear

7	To pay Landlord’s costs

7.1	To pay the Landlord’s costs and expenses (including legal costs and Surveyor’s and other professional fees)

(a)	In or in contemplation of any proceedings relating to the Premises under sections 146 and/or 147 of the Law of Property Act 1925 or the preparation and service of notices thereunder (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court)

(b)	In the preparation and service of any Schedule of Dilapidations at any time during or after the Term

(c)	In connection with the recovery of arrears of rent due from the Tenant hereunder (including but not limited to bailiffs’ commission incurred by the Landlord of and incidental to every distress levied by the Landlord on the Tenant’s goods for the recovery of overdue rent or other sums due under this Lease)

(d)	In connection with approving plans and specifications required hereunder and the supervision and inspection of alterations erections additions and any other works carried out by the Tenant and any undertenant (but not in connection with the Tenant’s New Works)

(e)	In respect of any application for Consent required by this Lease whether or not such Consent be granted

8	As to use and safety

8.1	Not knowingly to cause any Environmental Damage at or to the Premises and to indemnify the Landlord against all liabilities claims or demands in respect of Environmental Damage arising out of the use or occupation of the Premises or the state of repair of the Premises

8.2	Unless the Consent of the Landlord shall first have been obtained not to keep or use or permit or suffer to be kept or used on the Premises any Hazardous Materials or any machinery apparatus or equipment or any other thing which may attack or in any way injure by percolation corrosion vibration excessive weight strain or otherwise the surfaces floors ceilings roofs contents or structure of any building comprised therein or in the Estate or in the Landlord’s Neighbouring Premises (or any of them) or the keeping or using whereof may contravene any Enactments

8.3	Any request by the Tenant for Consent under paragraph 8.2 above shall be in writing and shall be accompanied by:

(a)	all information required to demonstrate to the reasonable satisfaction of the Landlord that any such Hazardous Material machinery apparatus or equipment is necessary to the business of the Tenant and will be kept produced or used in such manner as to comply with all Legal Obligations applicable thereto and the requirements of any competent Authority and the insurers of the Premises and to prevent Environmental Damage

(b)	all relevant information regarding compliance with any relevant Legal Obligations (such information to include without limitation copies of applications for any requisite consents relating to any manufacturing processes waste treatments recycling storage or disposal practices)

8.4	The Tenant shall forthwith notify the Landlord in writing of any change in the facts and circumstances assumed or reported in any application for or granting of Consent relating to any such Hazardous Material machinery apparatus or equipment kept produced or used on the Premises

8.5	In the event of Consent being given all such Hazardous Material shall be kept in properly designed stores and containers and in accordance with the recommendations of any competent Authority and the insurers of the Premises

8.6	At the end of the Term (however it ends) to indemnify the Landlord against any diminution in the value of the Landlord’s interest in the Premises due to contamination arising out of the use or occupation of the Premises during the term or the state or repair of the Premises and for such purposes the expression “contamination” means contamination by reason of Hazardous Material

8.7	Any dispute as to the existence or effect of any contamination shall be referred to Arbitration

9	Not to use for unlawful or illegal purposes or cause nuisance

9.1	Not to

(a)	use or permit or suffer the Premises or any part thereof to be used for any unlawful illegal or immoral purpose or for the manufacture sale or consumption of intoxicating liquors or for the manufacture sale or consumption of Controlled Drugs as defined by the Misuse of Drugs Act 1971 (otherwise than by a practitioner or pharmacist as defined by that Act) or for the manufacture storage publication or sale of any article or thing which may in the opinion of the Landlord be pornographic offensive or obscene or for betting gaming or lotteries or as a hotel club billiards saloon dance hall funfair or amusement premises or for an auction or for any noisy noxious or offensive trade or business and

(b)	do or permit or suffer to be done on the Premises or any part thereof anything which may be or become or cause an annoyance inconvenience nuisance damage disturbance injury or danger of or to the Landlord or the owners lessees or occupiers of any premises in the neighbourhood or which in the opinion of the Landlord might be detrimental to the use or development of the Premises or of the Estate or any Landlord’s Neighbouring Premises (or any of them) and to pay to the Landlord all costs charges and expenses which may be incurred by the Landlord in abating any nuisance on or arising from the Premises and executing all works as may be necessary for such purpose

(c)	use any radio television video or sound system audible outside the Premises or play or suffer to be played any musical instrument audible outside the Premises

10	Not to reside

10.1	Not to reside on the Premises and not to create or permit or suffer to be created any residential tenancy or residential occupation of the Premises or any part thereof

11	As to user

11.1	Not to use the Premises or any part thereof other than for a purpose authorised by the Planning Agreement for which the Landlord’s consent in writing has first been obtained (such consent not to be unreasonably withheld or delayed)

12	To keep open and security

12.1	Not to permit the Premises to remain vacant or unattended without proper security

12.2	To indemnify the Landlord against any empty property rate or penal rate levied or assessed upon the Landlord by reason of the Premises having been left empty

12.3	To ensure that the Landlord at all times has written notice of the name and address and telephone number of at least one keyholder of the Premises

13	Displays and advertisements

13.1	Not to display or permit to be displayed on any part of the Premises so as to be visible outside the Premises any name writing notice sign placard sticker or advertisement of whatsoever nature other than a notice or sign (not being a “Neon” notice or sign or any notice or sign of a similar nature) displaying the name of the Tenant and the name of the building comprised within the demise (if any) first approved in writing by the Landlord and not to place leave or install any merchandise or display outside the Premises and on any breach by the Tenant the Landlord the Surveyor and their respective workmen may without notice and without prejudice to any other remedy of the Landlord remove the cause of the breach of this covenant and shall not be liable to make good any loss or pay compensation for so doing

14	To keep clean

14.1	Not to allow any rubbish or refuse of any description to accumulate upon the Premises save in suitably located dustbins provided by the Tenant for that purpose and so often as it shall be necessary or desirable and in any event at least once a week to cause such dustbins to be emptied

14.2	Generally to keep the Premises (including but not limited to forecourts roads and paths) clean tidy and properly lighted internally and externally

14.3	To clean the outside of all windows in the Premises at least once every other month

14.4	Not to bring or keep or suffer to be brought or kept upon the Premises anything which in the opinion of the Landlord are or may become unclean unsightly or detrimental to the Premises the Estate or the Landlord’s Neighbouring Premises and nearby premises (or any of them)

14.5	Not to discharge into any Service Channels oil grease solids or other deleterious matter or any substance which might be or become a source of danger or injury to the drainage system of the Premises the Estate or the Landlord’s Neighbouring Premises (or any of them) or which may pollute the water of any watercourse so as to render the Landlord liable to action or proceedings by any person or body and generally to keep the Service Channels comprised within the demise unobstructed

15	To comply with Legal Obligations and give notice

15.1	At the Tenant’s own expense to comply with all Legal Obligations so far as they relate to or affect the Premises or the owner or occupier thereof

15.2	At the Tenant’s own expense to do all works and all other things so as to comply with paragraph 15.1 above including (without prejudice to the generality of the foregoing) the obtaining of any fire certificate required for the Premises

15.3	Within seven days of receipt of notice thereof to give to the Landlord particulars of any provision or requirement of all Enactments or as prescribed or required by any Authority or proposal therefor relating to the Premises the Estate or the Landlord’s Neighbouring Premises (or any of them) or the condition or use thereof respectively and at the request of the Landlord but at the cost of the Tenant to make or join with the Landlord in making such objection or representation against any such proposal as the Landlord shall deem expedient

15.4	Where any Legal Obligation requires the carrying out of works to the Premises the Tenant shall (if and to the extent required by this Lease) apply for Consent and any other requisite consents to carry out the works and after obtaining them the Tenant shall carry out the works to the reasonable satisfaction of the Landlord

16	To comply with the Planning Acts

16.1	At all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts and any regulations or orders made thereunder and all licences consents permissions and conditions (if any) granted or imposed thereunder so far as the same respectively relate to or affect the Premises or any part thereof

16.2	In the event of the Landlord giving Consent to any of the matters in respect of which the Landlord’s Consent shall be required pursuant to the provisions of any covenant or condition contained in this Lease to apply at the cost of the Tenant to the local and planning authorities for all necessary consents and permissions in connection therewith and to give notice to the Landlord of the granting or refusal (as the case may be) of all such consents and permissions forthwith on the receipt thereof

16.3	In the event of the said Planning Authority agreeing to grant such necessary consent or permission only with modifications or subject to conditions to give to the Landlord forthwith full particulars of such modifications or conditions AND if such modifications or such conditions shall in the reasonable opinion of the Landlord be undesirable then the Tenant shall not implement or proceed with the matters works or change of use to which the application relates

16.4	If the Tenant shall receive any compensation in respect of the Premises under or by virtue of the Planning Acts forthwith to make such provision as is just and equitable for the Landlord to receive their due benefit from such compensation

16.5	Not to apply for or implement any planning permission in respect of the whole or any part of the Premises without the Landlord’s prior written consent (such consent not to be unreasonably withheld or delayed) and not in any event to do so if such application or the implementation thereof would or might give rise to any tax charge or other levy payable by the Landlord without providing to the Landlord a full indemnity in relation thereto

16.6	Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of the grant of any planning permission obtained and implemented by the Tenant during the Term

17	Insurance

17.1

Not to do or omit to do (or permit or suffer to be done or omitted to be done) anything whereby the policy or policies of insurance an the Premises against the Insured Risks may become void or voidable or whereby the rate of premium thereon and upon the Estate or upon the Landlord’s Neighbouring Premises (or either of them) may be increased or cause the insurers to impose more onerous terms in such policy or policies and to repay to the Landlord or to the Superior Landlord (as appropriate) all sums paid by way of increased premiums and any expenses incurred by them in or about any renewal of such policy or policies consequent upon a breach of this covenant and all such sums shall be added to the rent herein reserved and be recoverable upon demand as rent and in the event of the Premises or any part thereof being damaged by the Insured Risks and the insurance money under any insurance effected against the same being wholly or partly irrecoverable by reason solely or in part of any act omission neglect or default of the Tenant or any undertenant or their respective employees servants agents independent contractors customers visitors licensees invitees or any other person under the Tenant’s or the undertenant’s control then and in every such case the Tenant will forthwith pay to the Landlord or to the Superior Landlord the whole or (as the case may require) an appropriate proportion of the costs of completely rebuilding and reinstating the Premises

17.2	To comply with any requirements or recommendations of the insurers of the Premises

17.3	To insure and keep insured in the joint names of the Landlord and the Tenant the plate and other glass windows doors and partitions in the Premises against breakage or damage howsoever caused in its full reinstatement value for the time being with some Insurance Office approved in writing by the Landlord and whenever so required to produce to the Landlord the policy of such insurance and the receipt for the current year’s premium

17.4	On each occasion that the plate or other glass is broken or damaged to reinstate the same forthwith with glass of at least the same nature thickness and quality

18	To indemnify

18.1	To keep the Landlord fully and effectually indemnified from and against all liability in respect of losses damages proceedings claims costs expenses and any other liability whatsoever arising from or in connection with

(a)	the injury or death of any person

(b)	damage to or destruction of any property whatsoever

(c)	the infringement disturbance or destruction of any rights easements or privileges

(d)	the breach by the Tenant of any of the terms covenants and conditions on the part of the Tenant herein contained

arising	directly or indirectly out of:

(i)	the repair condition existence or use of the Premises or of any alteration to the Premises or works carried out or in the course of being carried out to the Premises

(ii)	anything now or hereafter attached to or projecting from the Premises

(iii)	any act default or negligence of any person or body other than the Landlord and to insure against such liability in a reputable Insurance Office

19	Dealings with the Premises

19.1	Unless expressly permitted under paragraph 19.10 or by a Consent granted under paragraphs 19.2 19.3 or 19.4 the Tenant shall not assign underlet charge part with or share possession or occupation of all or any part of the Premises nor hold the Premises on trust for any other person

19.2	The Landlord shall not unreasonably withhold Consent to a legal charge of the whole of the Premises

19.3	The Landlord shall not unreasonably withhold Consent to an assignment of the whole of the Premises but the Landlord and the Tenant agree for the purposes of section 19(I A) Landlord and Tenant Act 1927 that the Landlord may withhold that Consent unless the following conditions are satisfied:

(a)	the prospective assignee is not a Group Company or a Connected Person and

(b)	in relation to either the prospective assignee or any prospective guarantor or guarantors that party shall in the reasonable opinion of the Landlord be a substantial and respectable body or person whose registered office principal place of business or address is within the United Kingdom

(c)	in the reasonable opinion of the Landlord the prospective assignee is of sufficient financial standing to enable it to comply with the Tenant’s covenants in this Lease

(d)	the Tenant (and any former Tenant who by virtue of there having been an “excluded assignment” as defined in section 11 of the Landlord and Tenant (Covenants) Act 1995 has not been released from the Tenant’s covenants in this Lease) enters into an authorised guarantee agreement within the meaning of the Landlord and Tenant (Covenants) Act 1995 with the Landlord in the attached form and

(e)	if the Landlord reasonably requires a guarantor or guarantors acceptable to the Landlord acting reasonably has guaranteed to the Landlord the due performance of the prospective assignee’s obligations in such terms as the Landlord may reasonably require and

(f)	any security for the Tenant’s obligations wider this Lease which the Landlord holds immediately before the assignment is continued or renewed in each case on such terms as the Landlord may reasonably require in respect of the Tenant’s liability under the authorised guarantee agreement referred to in paragraph 19.3(d) (but this paragraph shall not apply to any authorised guarantee agreement entered into by a former Tenant or by any guarantor of a former Tenant) and

(g)	any sum due from the Tenant to the Landlord under this Lease (or any deed of variation licence Consent or other document supplemental to or associated with this Lease) is paid and any other material breach of the Tenant’s covenants in this Lease (or any deed of variation licence Consent or other document supplemental to or associated with this lease) is remedied; and

(h)	the Landlord has received an undertaking from the Tenant’s solicitors in such form as the Landlord may reasonably require to pay the Landlord on demand the reasonable legal and surveyor’s costs and disbursements (including Value Added Tax) incurred by the Landlord in considering the Tenant’s application and preparing negotiating and entering into any relevant documentation whether or not the application is withdrawn or the Consent is granted; and

(i)	where the value of the Landlord’s interest in the Premises would be diminished or otherwise adversely affected by the proposed assignment on the assumption (whether or not a fact) that the Landlord wished to sell its interest the day following completion of the assignment of this Lease to the proposed assignee

19.4	The Landlord shall not unreasonably withhold Consent to an underletting of a part of the Premises where all of the following conditions are satisfied:

(a)	the prospective undertenant has produced references in a form reasonably acceptable to the Landlord

(b)	the prospective undertenant has covenanted with the Landlord to observe and perform until it assigns the underlease with Consent as required by the underlease the Tenant’s covenants and obligations in this Lease (except the covenant to pay rent and insofar only as such covenants affect the underlet premises)

(c)	if the Landlord reasonably requires a guarantor or guarantors acceptable to the Landlord has guaranteed the due performance by the undertenant of its above covenant in such terms as the Landlord may reasonably require and

(d)	no fine or premium is taken for the grant of the underlease and

(e)	the basic rent payable under the underlease is not less than the best rent reasonably obtainable for the underlease and

(f)	any rent free period or other financial inducements given to the undertenant are no greater than is usual at the time in all the circumstances and

(g)	the form of the underlease has been approved in writing by the Landlord (approval not to be unreasonably withheld where the provisions of it are consistent with the provisions of this Lease and where the basic rent due under it is reviewable at the same times and on the same terms as the Basic Rent) and

(h)	the provisions of paragraph 19.5 are complied with

19.5	The additional provisions referred to in paragraph 19.4(h) above are:

(a)	each such underlease shall comprise a separate self-contained part of the Premises and

(b)	the total number of such underleases which may subsist at any time during the Term shall not exceed three and

(c)	each such underlease shall contain provisions enabling the Tenant (as lessor) to recover from the undertenant a due proportion of the sums due under this Lease in respect of insurance of the Premises and of the cost to the Tenant of repairing decorating and operating the Premises and

(d)	any such underlease shall preclude further underletting of all or part of the underlet premises and

[Text missing from original]

(a)	vary the terms of any underlease or

(b)	accept a surrender of part of the underlet premises or

(c)	agree any review of the rent under any underlease

19.8	The Tenant shall not require or permit any rent reserved by any underlease to be commuted or to be paid more than one quarter in advance or to be reduced

19.9	Any consent granted under this paragraph 19 shall (unless it expressly states [Text missing from original]

19.10	The Tenant may (after giving written notice to the Landlord containing all relevant information) share occupation of the Premises with any Group Company on condition that the sharing shall not create any relationship of landlord and tenant and that on any occupier ceasing to be a Group Company the occupation shall immediately cease to be otherwise documented in accordance with this paragraph 19

20	To give notice of assignments, devolutions etc.

20.1	To produce a certified copy of every assignment underlease transfer charge Probate Letters of Administration order instrument or other writing effecting or evidencing any transmission or devolution of any estate or interest in the Premises or any part thereof to the solicitors of the Landlord for registration within one month from the date thereof and to pay to the Landlord’s solicitors their reasonable fees for each such registration

20.2	Within seven days of an assignment of this Lease to give to the Landlord written notice of the person to whom future rent demands should be sent

20.3	Upon being requested so to do by the Landlord from time to time to supply the Landlord with such details of the occupiers of the Premises and the terms upon which they occupy

21	As to loss or acquisition of easements

21.1	Not to permit any easement or right comprised in belonging to or used with the Premises or any part thereof from being obstructed or lost

21.2	Not to give to any third party any acknowledgement that the Tenant enjoys the access of light to any of the windows or openings in the Premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any such windows or openings

21.3	To take all such steps as may be necessary to prevent the acquisition of any easement or right against over upon or under the Premises or any part thereof and any encroachment thereon and to give to the Landlord immediate notice of any encroachment or threatened encroachment upon the Premises or any attempt to acquire any easement or right under or over the Premises which shall be within the Tenant’s knowledge and to do all such things as may be necessary to prevent any encroachment being made or any new easement being acquired

22	To produce plans/documents

22.1	If and whenever called upon so to do to produce to the Landlord or the Surveyor all such plans documents or other evidence as the Landlord may from time to time reasonably require to satisfy themselves that the Tenant has complied in all respects with the provisions of the Tenant’s covenants herein

23	Not to interfere with reserved rights

23.1	Not to interrupt or interfere with the exercise of the rights contained or referred to in schedule 2

24	To permit entry for reletting etc.

24.1	During the last six months before the expiration or sooner determination of the Term or after the expiration thereof (or at any time during the Term in the event of a sale of the Landlord’s interest in the Premises) to permit the Landlord and the Surveyor to enter upon the Premises and to affix upon any suitable part or parts thereof a notice board or boards for reletting or other disposal of the Premises and not to remove or obscure the same and at all reasonable times in the daytime to permit all persons authorised by the Landlord or the Surveyor to enter and inspect the Premises

25	To yield up

25.1	At the expiration or sooner determination of the Term peaceably and quietly to surrender and yield up to the Landlord the Premises (together with all keys thereto) with vacant possession so repaired maintained decorated cleansed glazed painted and kept as herein provided and if so required by the Landlord to remove such tenants and trade fixtures as the Landlord may specify the Tenant making good all damage caused by the removal of these to the satisfaction of the Surveyor

26	New surety

26.1	If during the Term any surety (which expression in this paragraph 26 includes any guarantor) for the time being of the Tenant’s obligations under this lease (or any of them if there is more than one):

(a)	(being an individual) dies has a bankruptcy order made against the surety or an interim receiver appointed in respect of the surety’s property; or

(b)	(being a company) enters into liquidation has an administration order made in respect of the surety or has a receiver (administrative or otherwise) appointed of any of the surety’s undertaking or assets the Tenant will give the Landlord notice of that fact within fourteen days of occurrence of the event and if required by the Landlord will within twenty eight days of the event procure that some other person acceptable to the Landlord enters into a deed of covenant with the Landlord in the same terms (mutatis mutandis) as the original surety

27	As to value added tax

27.1	On demand to discharge any liabilities of the Landlord under this Lease relating to VAT in respect of any supply for VAT purposes of goods or services made pursuant to or in consequence of this Lease

27.2	Not by:

(a)	the Tenant’s intended use of the Premises;

(b)	the actual use which the Tenant will make or permit to be made of the Premises; or

(c)	any act or omission of the Tenant

(d)	to prevent from being standard rated any grant or supply made of or in relation to any part of the Premises whether because of any of the provisions of paragraphs 2, 3 and 3A of Schedule 10 of the VAT Act or of Group 1 of Schedule 9 of the VAT Act or otherwise

27.3	That on any breach of any of the preceding covenants in this paragraph 27 (without limitation) the Tenant will indemnify the Landlord against:

(a)	any:

(i)	VAT paid or payable by the Landlord which is irrecoverable;

(ii)	VAT which the Landlord is or will become liable to pay; and

(iii)	amount for which the Landlord is or may become liable to pay to H M Customs & Excise under the provisions of Part XIV or Part XV of the Value Added Tax Regulations 1995 which the Landlord would not otherwise have been liable to pay or repay had there been no breach;

(b)	any penalties interest or default surcharge due in addition to such liability to pay or repay and also against any liability to income or corporation tax on any payment made to the Landlord under this paragraph 27.3

27.4	The parties intend that the grants and supplies effected by the Landlord under this Lease are standard rated for VAT purposes and the Tenant covenants with the Landlord:

(a)	to use all reasonable endeavours to secure that the supplies so effected are treated as standard rated for VAT purposes;

(b)	not to challenge the treatment of such supplies as standard rated for VAT purposes.

28	As to maintenance contracts

28.1	Where there are within the Premises any lifts hoists boilers or air-conditioning or central heating installations to enter into and maintain throughout the Term maintenance and safety contracts with reputable engineers for the maintenance and safety of the same and to produce to the Landlord on demand any such contract and the receipt for the current payments or premiums thereunder

29	Statutory acquisitions

29.1	Not to do or omit to do any act matter or thing as a consequence whereof the Landlord’s reversion immediately expectant upon the determination of the Term shall become liable to acquisition pursuant to any Enactments

30	Fire fighting appliances

30.1	To keep the Premises sufficiently supplied and equipped with such suitable fire fighting and extinguishing appliances as shall from time to time be required by law or by the local or other competent authority and by the Landlord’s insurers and such appliances shall be open to inspection and shall be properly maintained and also not to obstruct the access to or means of working such appliances or the means of escape from the Premises in case of fire

31	To carry out the Tenant’s New Works

31.1	At the Tenant’s own expense forthwith to apply for and diligently seek to obtain all licences approvals plans consents and permissions and other things necessary for the carrying out of the Tenant’s New Works from any relevant Authority and at the Tenant’s expense to carry out the Tenant’s New Works in compliance with all Enactments relating thereto the Tenant’s New Works to be executed in a good and substantial manner employing good materials and workmanship and in conformity in every respect with the specifications plans and drawings first approved in writing by the Surveyor and in all respects to the satisfaction of the Surveyor and any relevant authority and to complete the Tenant’s New Works in all respects as aforesaid within a period of twelve months from the date hereof

31.2	To carry out and complete the Tenant’s New Works in accordance with all statutes from time to time in force which affect the Tenant’s New Works (including without limitation the Construction (Design and Management) Regulations 1994) (“the CONDAM Regulations”)

31.3	At the expiration or sooner determination of the Term if called upon so to do by the Landlord forthwith at their own expense and in a good and workmanlike manner to remove all or any part of the Tenant’s New Works to the satisfaction of the Surveyor (so that the Premises shall be in the form in which they were immediately prior to the carrying out thereof) (“Reinstatement”)

31.4	To carry out and complete any Reinstatement in accordance with all statutes from time to time in force which affect any Reinstatement (including without limitation the CONDAM Regulations)

32	Existing Encumbrances

32.1	To observe and perform all covenants in respect of the Premises arising from the Existing Encumbrances so far as they affect the Premises and are still subsisting

33	Not to obstruct

33.1	Not to permit any vehicles to stand on the roadways comprised within the Estate or on any other part of the Estate except on such parts as shall from time to time have been authorised by the Landlord or shall have been designated by the Landlord as a loading bay for the Tenant (but during the period of loading and unloading of vehicles only) and not to park on or obstruct any communal part of the Estate

34	To comply with regulations

34.1	To comply with all regulations (other than such which may prejudice or affect the use or occupation of the Premises or access thereto) made from time to time for the management of the Estate and of any land or premises used or to be used in common or jointly with any other person and to procure that the Tenant’s employees and all persons under the control of the Tenant shall at all times observe and perform the same

35	To comply with Planning Agreement and planning permissions

35.1	To observe and perform:

(a)	all the covenants on the Landlord’s part contained in the Planning Agreement and the agreements and provisions of the Planning Agreement to the extent that the same affect the Premises or any part thereof

(b)	all the conditions of any planning permission affecting the Premises (so for as it relates thereto)

and at all times to indemnify the Landlord against any breach or non-observance of the same

36	To pay cost of damage

36.1	Without prejudice to any other provisions herein contained to pay to the Landlord on demand the full cost as assessed by the Surveyor of making good any damage to the said roads coloured brown on the Plan and any road fittings including but not limited to lighting and signs or any other part of the Estate whether occasioned by the Tenant any undertenant or their respective employees servants agents independent contractors customers visitors licensees invitees or any other person under the Tenant’s or the undertenant’s control

37	Observe Headlease and Indemnify

37.1	To observe and perform all the covenants on the part of the Tenant contained in the Headlease so far as they relate to the Premises and are not expressly assumed by the Landlord in this Underlease and to indemnify and to keep indemnified the Landlord against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of any breach by the Tenant to the covenant to observe the Headlease

38	Permit access to the Landlord

38.1	To permit the Landlord to enter upon the Premises for any purpose that is in the opinion of the Landlord necessary to enable it to comply with the covenants on the part of the lessee contained in the Headlease or to avoid the forfeiture thereof notwithstanding that the obligation to comply with such covenants may be imposed on the Tenant by this Underlease

39	Permit access to the Superior Landlord

39.1	To permit the Superior Landlord and all persons authorised by it to enter the Premises for the purposes specified and upon the terms contained in the Headlease as if the provision in the Headlease were incorporated in this Underlease

40	To permit access to the Company

40.1	To permit the Company and all persons authorised by it to enter the Premises for any purpose connected with the management of the Estate

41	Costs

41.1	Where the Tenant makes application under the Lease for consent and the consent of the Superior Landlord is also required under the Headlease to pay on an indemnity basis

(a)	all costs and other expenses properly incurred by the Landlord in relation to that application including seeking the Superior Landlord’s consent whether they application is granted refused offered subject to any qualification or withdrawn

(b)	professional advice obtained by the Landlord in relation to that application

(c)	the costs and expenses of the Superior Landlord in relation to that application

Schedule 5

Landlord’s covenants

1	As to quiet enjoyment

1.1	That the Tenant paying the rents hereby reserved at the times and in the manner herein appointed and performing and observing the covenants on the Tenant’s part and the conditions agreements and stipulations herein contained may peaceably enjoy the Premises for the Term without any lawful interruption from the Landlord or any person lawfully claiming under or in trust for the Landlord

2	To insure and reinstate

2.1	(a)

To insure and to keep insured the Premises against loss or damage by fire storm tempest and aircraft and such other risks as the Landlord may reasonably require in the name of (inter alia) the Landlord with the interest of the Tenant noted on the policy in an Insurance Office to be approved by the Landlord to the full reinstatement value thereof (including architects’ and surveyors’ fees) together with three years’ loss of rent and to make all payments necessary for that purpose within seven days after the same shall respectively become payable and upon reasonable request (but not more than once in any year) to produce to the Tenant the policy or policies of such insurance and the receipt for every such payment or other satisfactory evidence of such insurance cover for the time being

(b)	As often as the Premises or any part thereof shall be destroyed or damaged then unless the insurance shall have been vitiated or insurance monies rendered irrecoverable in whole or in part by any act omission neglect or default of the Tenant any undertenant or their respective employees servants agents independent contractors customers visitors licensees invitees or any other person under the Tenant’s or the undertenant’s control the Landlord shall forthwith to apply all insurance monies in rebuilding or reinstating the same in a good and workmanlike manner and in accordance with plans elevations sections and specifications approved by and to the reasonable satisfaction of the Surveyor and in accordance with the then existing Enactments and to make up any deficiency out of its own monies

3	To pay rent

3.1	To pay the rent reserved by the Headlease and to comply with the covenants set out in paragraphs 2, 3, 11 (so far as it relates to the matters contemplated by paragraph 16 of this schedule), 13, 15 and 16 of schedule 3 of the Headlease

4	To enforce covenants

4.1	Upon receiving notice from and at the expense of the Tenant to take all reasonable steps to enforce the covenants

(a)	on the part of the Superior Landlord contained in the Headlease

5	Superior Landlord’s consent

[Text missing from original]

Schedule 6

The Tenant’s New Works

1	Internal Tenant Components

1.1	Partition walls. Partition walls to the kitchen and vending area to be block work with plaster finish both sides. Walls to be a suitable thickness to satisfy fire, acoustic and structural stability requirements with a minimum thickness of 100mm. Generally 3.5 and 7 kN lignacite blocks or similar.

1.2	Pre-Cast concrete lintels over openings in blockwalls.

1.3	Partition to the 8 ground and first floor island meeting rooms are metal stud plasterboard partitions with 50% of length approximately silicon jointed, full height glazing by Komfort Partitions Ltd or similar. Glass to have manifestation.

1.4	Partitions to ground floor meeting rooms to be 100mm overall stud (70mm metal stud framing) partitions with integral acoustic quilt to achieve satisfactory acoustic performance.

1.5	Partition to board room to be fully glazed to front and real walls with integral blinds.

2	Internal Doors

2.1	All doors to be solid core ash veneered doors with vision panels.

2.2	3 no. folding acoustic to the ground floor atrium meeting rooms (Huppe or equivalent).

3	Fittings

3.1	The following tenant fittings to be provided:

•	Kitchen fittings and servery counter to tenant’s caterers detail

•	Built in storage cupboards adjacent to ground floor meeting rooms

•	Shelving and cupboards to 4 no. photocopier, shredder areas

•	Shelving to post room

•	Atrium reception desk

•	Security System

•	Signage

•	Telephone

•	Data Communications

•	PA and CCtv Systems

•	Lightening Protection

•	UPS

Schedule 7

Surety’s covenants and agreements

1	Covenants by Surety

1.1	The Surety HEREBY COVENANTS with and guarantees to the Landlord that

(a)	at all times during the Term and until this demise is lawfully brought to an end and the Landlord has beneficial occupation of the Premises or until the Tenant assigns this Lease as a whole with Consent as required by this Lease (if earlier) or otherwise if the Tenant remains liable for payment under the Landlord and Tenant Act 1954 to pay the rents hereby reserved and all other sums and payments covenanted and or agreed to be paid by the Tenant at the respective times and in manner herein appointed for payment thereof and will also duly perform and observe and keep the several covenants and provisions on the Tenant’s part herein contained and

(b)	the Surety will pay and make good to the Landlord all losses liabilities costs and expenses sustained by the Landlord through the default of the Tenant in respect of any of the before mentioned matters and

(c)	that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the said several rents and payments as and when the same become due or their delay to take any steps to enforce performance or observance of the several covenants and provisions herein on the Tenant’s part contained and any time which may be given by the Landlord to the Tenant shall not release or in any way lessen or affect the liability of the Surety under the guarantee on the Surety’s part herein contained and

(d)	if the Tenant (being a Company) shall become subject to an administration order or be the subject of a winding up order by the Court or otherwise go into liquidation or if the Tenant (being an individual) shall be adjudged bankrupt and the Liquidator or Administrator or the Trustee of the bankrupt’s estate (as the case may be) shall disclaim this Lease and if the Landlord shall within three months after such disclaimer by notice in writing require the Surety to accept a lease of the Premises for a term equal to the residue which if there had been no such disclaimer would have remained of the Term at the same rents and under the like covenants and provisions as are reserved by and contained in the Lease the said new lease and the rights and liabilities thereunder to take effect as from the date of the said disclaimer then and in such case the Surety shall accept such lease accordingly and execute and deliver to the Landlord a counterpart thereof in all respects at the sole cost of the Surety and

(e)	upon demand to pay to the Landlord Interest on all amounts due under this paragraph 1 from the date the same respectively fell due until the date of payment thereof

2	Agreements by Surety

[Text missing from original]

the Tenant

and

(b)	the Surety’s covenants herein contained shall not be affected or modified in any way by the liquidation or dissolution of the Tenant or the appointment of any receiver administrator or manager and

(c)	the Landlord shall be at liberty at all times without affecting or discharging the Surety’s liability hereunder

(i)	to vary release or modify the rights of the Landlord against the Tenant hereunder without the Surety’s consent and

(ii)	to compound with discharge release or vary the liability of the Tenant or any other guarantor or other person and

(iii)	to appropriate any payment the Landlord may receive from the Tenant the Surety or any other person towards such monies due under this Lease as the Landlord shall in their absolute discretion think fit

(d)	the Landlord and the Tenant shall be at liberty to review the rent hereunder from time to time in accordance with the provisions of this Lease without reference to the Surety and the covenants conditions agreements and declarations on the part of the Surety contained in this Lease shall apply to the rent as reviewed from time to time as much as to the rent reserved hereby at the commencement of the Term

Schedule 8

Guarantee Agreement

THIS DEED dated                      199[    ] is made BETWEEN:

(1)

(“the	Guarantor”)

(2)

(“the	Landlord”)

1	Definitions and interpretation

1.1	In this deed:

“Basic Rent”, “Consent”, “Premises”, “Rent”, “Rent Day” and “Term” have the same meanings as in the Lease

“the Lease” means [this lease] and includes where relevant any deed of variation licence Consent or other document supplemental to or associated with the Lease by which the Tenant is bound whether presently existing or not

“Relevant Variation” means a relevant variation as defined in section 18(4) of the Landlord and Tenant (Covenants) Act 1995

“Secured Obligations” means the obligation to pay all sums from time to time due or expressed to be due to the Landlord from the Tenant under the Lease and to perform all other obligations which from time to time are or are expressed to be obligations of the Tenant under the Lease

“the Tenant” means [the proposed assignee]

1.2	In this deed unless the context otherwise requires:

(a)	references to the singular include the plural and vice versa my reference to a person includes a reference to a body corporate and words importing any gender include every gender

(b)	references to numbered clauses are references to the relevant clause in this deed

1.3	The clause headings do not form part of this deed and are not to be taken into account when construing it

1.4	This instrument:

(a)	is executed as a deed and by its execution the parties authorise their solicitors to deliver it for them when it is dated

[Text missing from original]